                                                                     EXHIBIT 8.1

                                 July 30, 1999

Caterpillar Financial Services Corporation
3322 West End Avenue
Nashville, Tennessee  37203-0983

          Re:  Caterpillar Financial Services Corporation
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed on February 26, 1999 with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $4,000,000,000 aggregate principal amount of Debt Securities (the "Debt Securities") of Caterpillar Financial Services Corporation, a Delaware corporation (the "Company"), and at your request, we have examined the Prospectus dated March 3, 1999 and the Prospectus Supplement dated July 23, 1999 (the "Prospectus Supplement"), in the form filed with the Commission pursuant to its Rule 424(b), relating to the offering of $500,000,000 of the Company's Floating Rate Notes due August 1, 2002 and $500,000,000 of the Company's 6-7/8% Notes due August 1, 2004 (collectively, the "Notes").

          We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. Based on such examination, we are of the opinion that the information set forth under the heading "Certain United States Federal Tax Matters" in the Prospectus Supplement correctly describes certain United States federal income tax consequences of the ownership of the Notes as of the date hereof.

          Our opinion is limited to the tax matters specifically covered under the heading "Certain United States Federal Tax Matters" in the Prospectus Supplement, and we have not been asked to address, nor have we addressed, any other tax matters.

          We hereby consent to the reference to our name and our opinion under the heading "Certain United States Federal Tax Matters" in the Prospectus Supplement and the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP